Exhibit 99.2
Non-GAAP Financial Measures

The outlook included in this Report on Form 8-K includes the non-GAAP financial measures discussed below. Non-GAAP financial measures are not recognized terms under, and should not be considered as a substitute for, financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Our definitions of and method of calculating non-GAAP financial measures may vary from the definitions and methods used by other companies, which may limit their usefulness as a comparative measure. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, non-GAAP financial measures should not be considered as measures of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations.

Adjusted Revenues. Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions).

The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to our Revenues, net for the same period:

	Year Ending December 31, 2021 (Forecasted)
	Low	High
Revenues, net	$1,796.1	$1,836.1
Deferred revenues adjustment(1)	3.9	3.9
Adjusted revenues, net	$1,800.0	$1,840.0

(1) Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.

Adjusted EBITDA. Adjusted EBITDA is calculated using net income (loss) before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), restructuring expenses, acquisition-related adjustments to deferred revenues, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period.

The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Net loss for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net loss attributable to ordinary shares	$(102.8)	$(72.8)
Dividends on preferred shares(1)	41.3	41.3
Net loss	$(61.5)	$(31.5)
Provision for income taxes	40.0	40.0
Depreciation and amortization	517.0	517.0
Interest expense and amortization of debt discount, net	199.5	199.5
Deferred revenue adjustment(2)	3.9	3.9
Restructuring and impairment(3)	126.5	126.5
Transaction related costs(4)	1.6	1.6
Mark to market adjustment on financial instruments(5)	(113.2)	(113.2)
Share-based compensation expense	56.4	56.4
Other(6)	24.8	24.8
Adjusted EBITDA	$795.0	$825.0

(1)Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)Reflects the deferred revenues adjustment made as a result of purchase accounting.

(3)Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.

(4)Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.

(5)Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.

(6)Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.

Adjusted EBITDA margin. Adjusted EBITDA margin is defined as adjusted EBITDA divided by Adjusted Revenues, net.

The following table presents our calculation of Adjusted EBITDA margin for the Outlook for 2021:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Adjusted Revenues, net	$1,800.0	$1,840.0
Adjusted EBITDA	795.0	825.0
Adjusted EBITDA Margin	44%	45%

Adjusted Diluted EPS. Adjusted Net Income is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), restructuring expenses, acquisition-related adjustments to deferred revenues, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period.

The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2021 and reconciles these measures to our Net loss for the same period:

	Year Ending December 31, 2021 (Forecasted)
	Low	High
	Per Share	Per Share
Net loss attributable to ordinary shares	$(0.15)	$(0.09)
Dividends on preferred shares(1)	0.06	0.06
Net loss	$(0.09)	$(0.03)
Restructuring and impairment(2)	0.19	0.19
Transaction related costs(3)	—	—
Share-based compensation expense	0.08	0.08
Amortization related to acquired intangible assets	0.65	0.65
Mark to market adjustment on financial instruments(4)	(0.17)	(0.17)
Interest on debt held in escrow(5)	0.07	0.07
Other(6)	0.04	0.04
Income tax impact of related adjustments	(0.09)	(0.09)
Adjusted Diluted EPS	$0.70	$0.74
Weighted average ordinary shares (Diluted)(7)	668,402,150

(1)Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

(2)Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.

(3)Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.

(4)Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.

(5)Reflects interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.

(6)Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.

(7)For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution.

Adjusted Free Cash Flow. Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, transaction related costs, interest on debt held in escrow, and debt issuance costs offset by cash received for hedge accounting transactions.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$403.2	$453.2
Capital expenditures	(123.0)	(123.0)
Free Cash Flow	280.2	330.2
Cash paid for restructuring costs(1)	81.6	81.6
Cash paid for transaction related costs(2)	38.6	38.6
Cash paid for other costs(3)	1.5	1.5
Cash paid for interest on debt held in escrow(4)	48.1	48.1
Adjusted Free Cash Flow	$450.0	$500.0

(1)Reflects cash payments for costs related to restructuring and lease-exit activities associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.

(2)Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.

(3)Reflects cash paid for other costs that do not reflect our ongoing operating performance.

(4)Reflects cash payments for the interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.